BUSINESS COOPERATION AGREEMENT

This Business Cooperation Agreement ("Agreement") is made as of the 4th day of November, 2017 ("The Effective Date"), by and between: (1) Party A: Suda Lattana Company , a company duly organized and existing under the laws of the Lao People's Democratic Republic, with principal business address at Phonsay, Kaysone, Phomvihane, Savanakhet, Laos, represented by Mrs. Malychan Volachit, its Director, hereinafter referred to as "SLC," and (2) Party B: Phivitae Corporation, a company duly organized and existing under the laws of Wyoming, U.S.A., which is a wholly owned subsidiary of PHI Group, Inc., a U.S. public company originally incorporated in Nevada in 1982 and re-domiciled under the jurisdiction of Wyoming, U.S.A., with principal business offices at 5348 Vegas Drive, # 237, Las Vegas, NV 89108, U.S.A., represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter collectively referred to as "PVT".

WITNESSETH:

WHEREAS, it deems desirable for SLC and PVT to cooperate with each other with respect to the import and distribution of pharmaceutical products and medical equipment to Laos and the markets in neighboring countries.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, SLC and PVT are parties to this Agreement and agree as follows:

I. Fundamental Transactions

SLC and PVT will primarily cooperate with each other with respect to the following:

1. Identify, investigate, associate and establish strategic alliance with reputable international manufacturers and suppliers of pharmaceutical products, medical equipment and supplies in North America, European Union and India.

2. Identify, investigate, verify and prioritize the needs for pharmaceutical products, medical equipment and supplies in Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos.

3. Connect or establish distribution systems or consumption of pharmaceutical products, medical equipment and supplies in Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos.

4. Buy, import, resell, and distribute good pharmaceutical products, medical equipment and supplies that meet or surpass international standards in Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos.

II. Responsibilities of Both Parties

A. Responsibilities of Party A: SLC will be responsible for the following:

1. Identify, investigate, verify and prioritize the needs for pharmaceutical products, medical equipment and supplies in Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos.

2. Connect or establish distribution systems or consumption of pharmaceutical products, medical equipment and supplies in Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos, depending on practical capability of the company in various stages.

3. Obtain licenses and permit from the related Lao governmental regulatory agencies for the import and distribution of pharmaceutical products, medical equipment and supplies in Laos.

4. Manage the sale and distribution pharmaceutical products, medical equipment and supplies in Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos, depending on practical capability of the company in various stages.

B. Responsibilities of Party B: PVT will be responsible for the following:

1. Identify, investigate, associate and establish strategic alliance with reputable international manufacturers and suppliers of pharmaceutical products, medical equipment and supplies in North America, European Union and India.

2. Guarantee the quality pharmaceutical products, medical equipment and supplies from good sources that meet or exceed international required standards.

3. Negotiate and agree with manufacturers and suppliers of pharmaceutical products, medical equipment and supplies to obtain the best possible purchase prices and terms and conditions according to specific situations.

4. Manage the purchase and import of pharmaceutical products, medical equipment and supplies for Laos, Cambodia, Thailand, Myanmar, and neighboring provinces of China to the North of Vietnam and Laos.

III. Volume and Duration of Agreement Implementation

1. Volume: Depending on market needs and the ability to access various markets.
2. Duration of Agreement: This agreement is valid and binding commencing the date of signing until the end of December 2023. This Agreement may be terminated

prior to the end of duration if two parties deem that the project performance is not effective and may be renewed every five (5) years thereafter by mutual written consent.

IV. Profit Sharing

Both parties will enter into an appendix to this Agreement for profit sharing between the two parties after obtaining a better knowledge of the market and the level of contribution by each party.

V. Common Provisions

1. Both parties will discuss and agree in writing about the financial arrangement for the implementation for this Agreement.

2. Both parties are responsible for diligently abiding by and fulfilling the stipulations mentioned herein. If any problems arise during the course of implementation, both parties will earnestly discuss and resolve them together.

3. Both parties will adhere to the law to supplement any details not yet mentioned in this Agreement by mutual written consent for implementation.

4. In the event of force majeure that may lead to stoppage of the project and termination of this Agreement, both parties will be notified three (03) months in advance. Both parties will resolve the matter on the basis of equality and fairness and not to cause damage to the other party. In case the matter cannot be amicably resolved, both will bring it before an international court for determination and agree to abide by the court's verdict.

5. The contents of this Agreement shall be kept in strict confidence by both parties and not disclosed to unauthorized third party(ies), except as required by operation of law.

VI. Governing Law

This Business Cooperation Agreement shall be governed and construed in accordance with the laws of both Lao People's Democratic Republic and the United States of America.

VII. Covenant of Good Faith

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by any party to the others will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith and truth in all dealings with other parties and their affiliates and contacts.

VIII. Notices

All notices, requests, or other communications pursuant to this Business Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) seven business days after sending by international express delivery services; or (iii) fourteen business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to SLC:

SUDA LATTANA COMPANY
Attn: Mrs. Malychan Volachit, Director
Phonsay, Kaysone, Phomvihane, Savanakhet, Laos,
Telephone:+856-2058415999; +856-2056604444; +84962442927
Email: sommalavrc@gmail.com, aphisatvle@gmail.com

If to PVT:

PHIVITAE CORPORATION
c/o PHI Group, Inc.
Attn: Henry D. Fahman, Chairman & CEO
5348 Vegas Drive, # 237
Las Vegas, NV 89108
Telephone: +1.720.475.5430; Facsimile: +1.720.472.8556
E-mail: henry@phiglobal.com

or at such other address as the party affected may designate in a written notice to such other parties in compliance with this paragraph.

IX. No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charters or by-laws of SLC and PVT or any commitments and obligations on the part of SLC and PVT or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which SLC and PVT are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

X. Consents

No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, province or local, except as required by laws

or other binding agreements.

XI. Assignment

This Agreement and all of the provisions hereof shall be binding to inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any one party without the prior written consent of the other parties, except by operation of law.

XII. Authority to Execute This Business Cooperation Agreement

The Parties to this Business Cooperation Agreement declare that they have full authority to execute this document and accordingly to be fully bound by the terms and conditions herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Business Cooperation Agreement to be executed by their authorized representative as of the date first set forth above.

Dated: November 4, 2017	Dated: November 4, 2017
Agreed by: SUDA LATTANA CO.	Agreed by: PHIVITAE CORPORATION
Signature	Signature
Name: Mokekham Volachit	Name: Henry D. Fahman
Title: Director	Title: Executive Chairman
Dated: November 4, 2017	Dated: November 4, 2017
Attest:	Attest:
Signature	Signature
Name: Hoa Ba Pham	Hoang Dinh Vo

Mokekham VORLACHIT

PHI GROUP, INC. CORPORATE SEAL 1982 WYOMING